SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------


                                  FORM 8-K/A-1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   July 1, 1997
                                                  --------------

                          SPECIALTY CARE NETWORK, INC.
-------------------------------------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

            Delaware                      0-22019               62-1623449
-------------------------------  ------------------------  --------------------
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
        Incorporation)                                      Identification No.)

      44 Union Boulevard, Suite 600
           Lakewood, Colorado                                        80228
-----------------------------------------                         ------------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (303) 716-0041
                                                    ---------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Ortho-Associates, P.A.


                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Ortho-Associates, P.A.
d/b/a Park Place Therapeutic Center

We have audited the accompanying balance sheet of Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center as of December 31, 1996, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Fort Lauderdale, Florida                      /s/ LONDON WITTE & COMPANY, P.A.
May 31, 1997                                 ----------------------------------
                                             London Witte & Company, P.A.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                                 BALANCE SHEETS

                                                                December 31,    June 30,
                                                                   1996           1997
                                                                ------------    ---------
                                                                              (Unaudited)
Assets
Current assets:
  Cash                                                         $  442,168      $  613,905
  Accounts receivable, net                                      7,443,589       8,469,915
  Stockholder advances, related parties                            45,686          45,686
  Receivables, other                                               20,439          39,091
  Prepaid expenses                                                117,238         256,537
                                                               ----------      ----------
Total current assets                                            8,069,120       9,425,134
                                                               ----------      ----------
Property and equipment, net                                        23,812         131,582
                                                               ----------      ----------
Other assets:
  Marketable securities                                            35,768         187,232
  Deposits                                                          5,000           5,000
                                                               ----------      ----------
Total other assets                                                 40,768         192,232
                                                               ----------      ----------
Total assets                                                   $8,133,700      $9,748,948
                                                               ==========      ==========


Liabilities and stockholders' equity
Current liabilities:
  Accounts payable, trade                                      $   81,849      $  269,889
  Accrued expenses                                                745,683         716,877
  Due to Specialty Care Network, Inc.                                   0         208,000
  Due to related parties                                        2,213,023       2,741,943
  7% notes due to stockholders, related
    parties                                                     1,200,000       1,182,000
                                                               ----------      ----------
Total current liabilities                                       4,240,555       5,118,709
                                                               ----------      ----------
Total liabilities                                               4,240,555       5,118,709
                                                               ----------      ----------
Stockholders' equity:
Common stock, $1 par value, authorized -
   10,000 shares, issued and outstanding-
    400 shares                                                        400             400
Retained earnings                                               3,892,745       4,629,839
                                                               ----------      ----------
Total stockholders' equity                                      3,893,145       4,630,239
                                                               ----------      ----------
Total liabilities and stockholders' equity                     $8,133,700      $9,748,948
                                                               ==========      ==========


                             See accompanying notes.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                             Year Ended                 Six Months Ended
                                             December 31,                   June 30,
                                                1996               1996               1997
                                            ------------       ------------       ------------
                                                                         (Unaudited)
Revenue, net                                $ 13,065,805       $  6,475,853       $  7,330,674
                                            ------------       ------------       ------------
Operating expenses:
  Physician compensation                       3,062,101          1,625,018          1,661,916
  Salaries and benefits                        3,870,358          2,021,360          1,901,645
  Supplies, general and administrative
    expenses                                   4,888,246          2,421,264          2,989,062
                                            ------------       ------------       ------------
Total operating expenses                      11,820,705          6,067,642          6,552,623
                                            ------------       ------------       ------------
Operating income                               1,245,100            408,211            778,051
Interest expense, net                            (82,055)           (41,028)           (40,957)
                                            ------------       ------------       ------------
Net income                                     1,163,045            367,183            737,094
Retained earnings, beginning of period         2,729,700          2,729,700          3,892,745
                                            ------------       ------------       ------------
Retained earnings, end of period            $  3,892,745       $  3,096,883       $  4,629,839
                                            ============       ============       ============


                             See accompanying notes.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                            STATEMENTS OF CASH FLOWS

                                                  Year Ended              Six Months Ended
                                                 December 31,                 June 30,
                                                    1996              1996              1997
                                               -------------      ------------       ------------
                                                                             (Unaudited)
Operating activities:
Cash received from patients and insurance
  companies                                    $ 11,298,486       $  5,769,026       $  6,304,348
Cash paid to suppliers and employees            (11,602,591)        (5,875,379)        (6,320,458)
Interest expense, net                               (84,000)           (42,000)           (41,985)
Other                                                69,825             10,131            (18,652)
                                               ------------       ------------       ------------
Net cash used in operating activities              (318,280)          (138,222)           (76,747)
                                               ------------       ------------       ------------
Cash flows from investing activities:
Purchases of marketable securities                        0                  0           (150,436)

Purchases of property and equipment                       0                  0           (112,000)
                                               ------------       ------------       ------------
Net cash used in investing activities                     0                  0           (262,436)
                                               ------------       ------------       ------------
Cash flows from financing activities:
Advances from related parties, net                  724,066            521,891            510,920
                                               ------------       ------------       ------------
Net increase in cash                                405,786            383,669            171,737
Cash, beginning of period                            36,382             36,382            442,168
                                               ------------       ------------       ------------
Cash, end of period                            $    442,168       $    420,051       $    613,905
                                               ============       ============       ============
Reconciliation of net income to net cash
used in operating activities:
Net income                                     $  1,163,045       $    367,183       $    737,094
Non-cash items
  Depreciation                                       13,388              6,694              4,230
  Accreted interest income                           (1,945)              (972)            (1,028)
Changes in current assets:
  Accounts receivable                            (1,767,319)          (706,827)        (1,026,326)
  Advances receivable                                69,825             10,131            (18,652)
  Prepaid expenses                                  (32,888)           (53,620)          (139,299)

Changes in current liabilities:
  Accounts payable, trade                           (47,103)           (57,710)           188,040
  Accrued expenses                                  284,717            296,899            (28,806)
  Due to Specialty Care Network, Inc.                     0                  0            208,000
                                               ------------       ------------       ------------
Net cash used in operating activities          $   (318,280)      $   (138,222)      $    (76,747)
                                               ============       ============       ============


                             See accompanying notes.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1996
              (Information pertaining to the six months ended
      June 30, 1997 and 1996 and subsequent to June 30, 1997 is unaudited)

1.   Description of the Business

     Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center (the "Company") provides orthopaedic services to patients in the greater Fort Lauderdale metropolitan area and, accordingly the patients who utilize such services are from such area. The Company was formed in 1993 and is organized as a professional corporation under the laws of the State of Florida. The Company began operations in January 1994.

2.   Summary of Significant Accounting Policies

     The significant accounting policies followed by the Company are summarized below.

     Revenue Recognition

     Professional fees and services rendered are recognized as revenue when the physician and therapist provide the medical service to the patient. As payment for such service is primarily paid by outside parties whose fees are negotiated with the Company, revenues are adjusted to reflect such reduction in fees. Such adjustments represent the difference between charges at established rates and estimated amounts to be reimbursed to the Company. Any difference between estimated adjustments and actual final settlements are recognized when the final settlements are made. Interest income recognized from patient accounts receivable is also included in net revenue.

     Property and equipment

     Property and equipment are stated at cost and are depreciated using the double declining balance method over the estimated useful lives of the assets, ranging from five to seven years.

     Financial statement estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   NOTES TO FINANCIAL STATEMENTS - (continued)

2.   Summary of Significant Accounting Policies (continued)

     Marketable securities

     The classification of marketable securities is determined at the date of purchase. Securities categorized as held to maturity are carried at amortized cost. Unrealized gains and losses are disclosed but not recorded, and realized gains and losses are charged or credited to non-operating income.

     Estimated Medical Professional Liability Claims

     The Company is insured for medical professional liability claims through a retrospectively rated claims-made commercial insurance policy.

3.   Accounts Receivable and Net Revenue

     Accounts receivable consists of the following:

                                                                      December 31,       June 30,
                                                                         1996              1997
                                                                      -------------    ------------
                                                                                        (Unaudited)


         Gross patient accounts receivable                             $14,044,507     $15,980,972
         Less allowances for contractual adjustments,
           uncollectibles,  and other adjustments                        6,600,918       7,511,057
                                                                       -----------     -----------
           Accounts receivable, net                                    $ 7,443,589     $ 8,469,915
                                                                       ===========     ===========


      Net revenue for the year ended December 31, 1996 consists of the following:

         Total patient billings and other                              $21,729,671
         Less allowances for contractual adjustments,
           uncollectibles, and other adjustments                         8,663,866
                                                                       -----------
         Net revenue                                                   $13,065,805
                                                                       ===========

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   NOTES TO FINANCIAL STATEMENTS - (continued)

4.   Property and Equipment, Net

     Property and equipment, net at December 31, 1996 consists of the following:

      Cost
         Furniture and equipment                              $   52,135
         Therapy medical equipment                                 7,321
                                                              ----------
               Total cost                                         59,456
         Accumulated depreciation                                 35,644
                                                              ----------
               Property and equipment, net                    $   23,812
                                                              ==========

     The aggregate depreciation charged to operations is $13,388 for 1996.

5.   Provision for Income Taxes

     No provision for income taxes is included in the financial statements since each stockholder has elected to individually report his respective share of the Company's net income or loss.

     For income tax purposes, the Company files its income tax returns on the cash basis of accounting. Accordingly, revenues are reported when received rather than when earned and expenses are reported when paid rather than when incurred.

6.   Related Party Transactions

     The Company utilizes facilities and equipment from entities in which the Company's stockholders are stockholders or partners. However, lease agreements have not been executed between the parties. Therefore, such leases are deemed to be on a month-to-month basis. Rent expense aggregated $1,432,661 for 1996.

     The Company employs the services of a company in which the Company's stockholders are the sole stockholders. Such company provides marketing services to the Company for a fee based on 5% of fees and services collected. Marketing expense incurred with the related party aggregated $576,823 for 1996.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   NOTES TO FINANCIAL STATEMENTS - (continued)

6.   Related Party Transactions (continued)

     Collection and billing services are provided by a company in which the Company's stockholders are the sole stockholders for a fee based on 8% of fees and services collected. Collection and billings services incurred with the related party aggregated $922,916 for 1996.

     The Company purchases medical supplies from a company in which an officer owns substantially all stock of such company. Purchases of medical supplies from the related party are not material.

     Receivables from and payables to related parties resulting from the above transactions, as well as, monies loaned to/from the related parties are reflected in the balance sheet. The 7% notes due to stockholders are uncollateralized and are payable upon demand. Interest expense to related parties totaled $84,000 for 1996. Included in the balance sheet is $168,000 of accrued interest due to such related parties.

7.   Litigation

     The Company was a plaintiff in an action seeking restitution for monies stolen by employees of a company who were engaged to perform janitorial services. Prior to the mediation held in December of 1996, the Company received $10,000 from a bond held by the janitorial franchise owner. The case was settled in mediation and the Company received an additional $85,000 in 1996. The $17,300 received in excess of the receivable was applied against legal fees incurred.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   NOTES TO FINANCIAL STATEMENTS - (continued)

8.   Marketable Securities

      Marketable securities at December 31, 1996 consists of the following:

      Debt securities
         Municipal Bond @ Amortized Cost                      $  35,768
                                                              =========

     The following schedule reconciles the fair value and original cost of the Company's marketable securities.

                                                               Held to
                                                              Maturity
                                                              --------
     Debt securities
       Cost basis                                             $  31,984
       Gross unrealized holding gains                             4,893
       Gross unrealized holding losses                                0
                                                              ---------
             Fair value                                       $  36,877
                                                              =========

     There were no sales of marketable securities in 1996.

9.   Concentration of Credit Risk

     Given that the Company operates in the medical industry, government regulations, insurance companies and technology directly influence the operations of the Company.

10.  Benefit Plan

     The Company has a 401(k) plan covering substantially all employees with at least 90 days of service. The Company contributes a discretionary amount to the plan. The Company's expense was $0 for the year ended December 31, 1996.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   NOTES TO FINANCIAL STATEMENTS - (continued)

11.  Fair Vale of Financial Instruments

     The carrying values of the Company's financial instruments - cash, accounts receivable, accrued expenses, and notes due to stockholders approximate their fair value.


12. Operating Leases

     The Company leases certain equipment under noncancelable operating leases. The leases require the Company to pay all taxes, insurance and maintenance. The following is a schedule of minimum future rentals on the leases as of December 31, 1996.

     Year ending December 31:

                                    1997             $26,673
                                    1998              20,843
                                    1999              18,900
                                    2000               3,150
                                                     -------
                  Total Minimum Future Rentals       $69,566
                                                     =======

     The aggregate rental cost of noncancelable leases is $22,910 for 1996.

                             ORTHO-ASSOCIATES, P.A.
                       d/b/a PARK PLACE THERAPEUTIC CENTER

                   NOTES TO FINANCIAL STATEMENTS - (continued)




13.  Unaudited Interim Financial Information

     The balance sheet at June 30, 1997, and the Statements of Income and Retained Earnings and Cash Flows for the six months ended June 30, 1996 and 1997 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1996 and 1997 may not be indicative of operating results for the full respective years.

     On July 8, 1997, with an effective date of July 1, 1997, Specialty Care Network, Inc. (SCN) and the Company entered into an asset purchase agreement and a management service agreement for a period of 40 years. In connection with the management service agreement, SCN will provide administrative services and manage the non-medical operations of the Company. The physician stockholders of the Company and non-owner physicians will continue to provide medical services through Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center. In connection with the aforementioned agreements, SCN paid approximately $16.5 million to the Company. In connection therewith, the Company paid compensation of approximately $2,202,000 to its employees and incurred professional fees of approximately $125,000. Neither of these amounts have been reflected in the operations of the Company for the six months ended June 30, 1997 because such amounts were generally contingent upon the successful completion of the SCN transactions. However, the Company incurred $208,000 in consulting expense for services rendered by SCN in June 1997 and such amount has been reflected in the Company's operations. Also, the Company paid $112,000 to affiliated companies on June 30, 1997 to acquire certain property and equipment prior to the transactions with SCN.

     (b)  Pro Forma Financial Information (unaudited)

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary


Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to acquisitions by Specialty Care Network, Inc. (the "Company"), a Delaware corporation, of certain net assets of the Prior Practices, in exchange for shares of the Company's restricted common stock, other restricted equity securities, cash and the assumption of certain liabilities, and the effects of the service agreements described below. For purposes of these pro forma consolidated financial statements, the terms "Prior Practices" and "Affiliated Practices" are defined to include the following entities:

                                                                                      Acquisition and
              Prior Practices                        Affiliated Practices             Affiliation Date
              ---------------                        --------------------             ----------------

Reconstructive Orthopaedic Associates,     Reconstructive Orthopaedic Associates
   Inc.                                      II, P.C.                                  November 12, 1996
Princeton Orthopaedic Associates, P.A.     Princeton Orthopaedic Associates II,
                                             P.A.                                      November 12, 1996
Tallahassee Orthopedic Clinic, Inc.        TOC Specialists, P.L.                       November 12, 1996
Greater Chesapeake Orthopaedic             Greater Chesapeake Orthopaedic
   Associates, LLC                           Associates, LLC                           November 12, 1996
Vero Orthopaedics, P.A.                    Vero Orthopaedics II, P.A.                  November 12, 1996
Southeastern Neurology Group, P.C.         Southeastern Neurology Group II, P.C.       July 1, 1997
Orthopaedic Surgery, Ltd.                  Orthopaedic Surgery Centers,
                                             P.C. II                                   July 1, 1997
Neal C. Small, M.D. & Associates, P.A.     Associated Orthopaedics & Sports
                                             Medicine, P.A.                            July 3, 1997
Neal C. Small, M.D., P.A.                  Associated Orthopaedics & Sports
                                             Medicine, P.A.                            July 3, 1997
Alexander I. Glogau, M.D., P.A.            Associated Orthopaedics & Sports
                                             Medicine, P.A.                            July 3, 1997
Associated Arthroscopy Institute, Inc.     Associated Arthroscopy Institute, Inc.(1)   July 3, 1997
Access Medical Supply, Inc. d/b/a          Access Medical Supply, Inc. d/b/a
   Associated Physical Therapy               Associated Physical Therapy(1)            July 3, 1997

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)

Basis of Presentation (continued)

                                                                                      Acquisition and
              Prior Practices                        Affiliated Practices             Affiliation Date
              ---------------                        --------------------             ----------------

Allied Health Services, P.A. d/b/a         Allied Health Services, P.A. d/b/a
   Associated Occupational Rehabilitation     Associated Occupational
                                              Rehabilitation(1)                        July 3, 1997
Ortho-Associates, P.A. d/b/a Park Place    Ortho-Associates, P.A. d/b/a Park
   Therapeutic Center                         Place Therapeutic Center                 July 7, 1997

----------
(1) Associated Arthroscopy Institute, Inc., Access Medical Supply, Inc. and Allied Health Services, P.A. are entities asscociated with Associated Orthopaedics & Sports Medicine, P.A., that provide ancillary services.

Pursuant to the service agreements between the Company and each of the Affiliated Practices, the Company provides management, administrative and development services to the Affiliated Practices in return for a service fee. The Affiliated Practices retain, among other things, sole responsibility for all aspects of the practice of medicine. All service agreements described herein are collectively referred to as the "Service Agreements."

The pro forma consolidated financial statements have been prepared by the Company based upon the historical financial statements of Specialty Care Network, Inc. and subsidiary and the Prior Practices, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma consolidated financial statements may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the aforementioned acquisition transactions and the execution of the Service Agreements have been reflected in the pro forma consolidated financial statements; however, additional estimated future corporate overhead and direct costs of the Company have been reflected in the pro forma consolidated financial statements. The pro forma consolidated balance sheet as of June 30, 1997 gives effect to the acquisitions of certain net assets of the Prior Practices that affiliated with the Company during 1997 as if such transactions had occurred, and the related Service Agreements were executed, on June 30, 1997.

              Unaudited Pro Forma Consolidated Financial Statements of Specialty Care Network, Inc. and Subsidiary (continued)

Basis of Presentation (continued)

The pro forma consolidated statement of income for the year ended December 31, 1996 assumes that the following occurred on January 1, 1996: i) the acquisition of certain net assets of the Prior Practices and the entry into the Service Agreements and ii) conversion of the Company's $1.87 million convertible debentures and accrued interest thereon into the Company's common stock. The pro forma consolidated statement of income for the six months ended June 30, 1997 assumes that the acquisition of certain net assets of the Prior Practices and the entry into the Service Agreements occurred on January 1, 1997, except for those Prior Practices that affiliated with the Company during 1996. Financial information for Prior Practices that affiliated with the Company during 1996 is reflected in the Company's consolidated income statement for the six months ended June 30, 1997.

The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Reconstructive Orthopaedic Associates II, P.C. (successor to Reconstructive Orthopaedic Associates, Inc.), including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the historical financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and the financial statements of Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center, included in Item 7(a) above.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                      Pro Forma Consolidated Balance Sheet

                                  June 30, 1997

                                           Specialty Care                            Pro Forma
                                            Network, Inc.       Pro Forma            Adjustment         Pro
                                           and Subsidiary      Adjustments             Legend          Forma
                                           ----------------------------------------------------------------------
Assets
Current Assets:
  Cash and cash equivalents                 $ 14,862,223       $(14,862,223)             (3)         $         --
   Accounts receivable, net                   15,405,507          1,433,982              (1)           16,839,489
   Loans to physician stockholders             1,107,514                 --                             1,107,514
   Prepaid expenses and inventories            1,090,137           (148,294)             (5)              941,843
   Prepaid and recoverable income taxes           95,765                 --                                95,765
                                            ------------       ------------                          ------------
Total current assets                          32,561,146        (13,576,535)                           18,984,611
Property and equipment, net                    2,330,688          1,705,063              (1)            4,035,751
Intangible assets, net                           204,513                 --                               204,513
Management service agreements                 17,658,711         39,609,331              (2)           57,268,042
Other assets                                      63,552                 --                                63,552
                                            ------------       ------------                          ------------
Total assets                                $ 52,818,610       $ 27,737,859                          $ 80,556,469
                                            ============       ============                          ============

Liabilities and stockholders' equity
Current liabilities:
  Current portion of capital
   lease obligations                        $    198,074       $     14,337              (1)         $    212,411
  Accounts payable                                79,994            198,744              (1)              278,738
  Accrued expenses                               662,735            215,099              (1)            1,775,004
                                                                    897,170              (5)
  Accrued payroll, incentive
   compensation and
   related expenses                            1,560,122             34,901              (1)            1,595,023
  Due to physician groups                      3,529,801                 --                             3,529,801
  Deferred income taxes                          857,745             28,910              (4)              886,655
                                            ------------       ------------                          ------------
Total current liabilities                      6,888,471          1,389,161                             8,277,632

Line of credit                                        --         10,435,833              (3)           10,435,833
Capital lease obligations,
less current portion                             842,884             62,328              (1)              905,212
Deferred income taxes                          7,924,128          8,136,365              (4)           16,060,493
                                            ------------       ------------                          ------------
Total liabilities                             15,655,483         20,023,687                            35,679,170

Stockholders' equity:
   Preferred stock                                    --                 --                                    --
   Common stock                                   15,343                743              (3)               16,086
   Additional paid-in capital                 36,951,575          2,613,636              (1)           44,665,004
                                                                 39,609,331              (2)
                                                                (25,298,799)             (3)
                                                                 (8,165,275)             (4)
                                                                 (1,045,464)             (5)
Retained earnings                                196,209                 --                               196,209
                                            ------------       ------------                          ------------
Total stockholders' equity                    37,163,127          7,714,172                            44,877,299
                                            ------------       ------------                          ------------
Total liabilities and stockholders'
equity                                      $ 52,818,610       $ 27,737,859                          $ 80,556,469
                                            ============       ============                          ============


See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                          Year ended December 31, 1996


                                           Specialty Care                            Pro Forma
                                            Network, Inc.       Pro Forma            Adjustment         Pro
                                           and Subsidiary      Adjustments             Legend          Forma
                                           ----------------------------------------------------------------------
Net revenue                                 $  4,392,050       $ 47,078,702              (6)       $ 51,470,752
Costs and expenses:
   Clinic expenses                             2,820,743         34,385,471              (7)         37,206,214
   General and administrative expenses         3,770,263          1,851,652              (8)          8,126,305
                                                                  3,030,574              (9)
                                                                   (526,184)            (10)
                                            ------------       ------------                        ------------
Total operating costs and expenses             6,591,006         38,741,513                          45,332,519
                                            ------------       ------------                        ------------
Income (loss) from operations                 (2,198,956)         8,337,189                           6,138,233
Interest expense, net                             78,498          1,868,887             (11)          1,947,385
                                            ------------       ------------                        ------------
Income (loss) before income taxes             (2,277,454)         6,468,302                           4,190,848
Income tax benefit (expense)                     506,071         (2,224,319)            (12)         (1,718,248)
                                            ------------       ------------                        ------------
Net income (loss)                           ($ 1,771,383)      $  4,243,983                        $  2,472,600
                                            ============       ============                        ============

Net income (loss) per share                 ($      0.15)                                          $       0.19
                                            ============                                           ============

Weighted average number of common shares
   and common share equivalents used in
   computation                                12,026,347                                             12,799,734
                                            ============                                           ============


See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                   Specialty Care Network, Inc. and Subsidiary
                   Pro Forma Consolidated Statement of Income

                         Six Months Ended June 30, 1997


                                           Specialty Care                            Pro Forma
                                            Network, Inc.       Pro Forma            Adjustment         Pro
                                           and Subsidiary      Adjustments             Legend          Forma
                                           ----------------------------------------------------------------------
Net revenue                                 $16,836,851       $ 8,954,972              (6)        $25,791,823

Costs and expenses:
   Clinic expenses                           10,885,602         6,629,881              (7)         17,515,483
   General and administrative expenses        2,874,008           261,544              (8)          4,063,511
                                                                  927,959              (9)
                                            -----------        ----------                         -----------
Total operating costs and expenses           13,759,610         7,819,384                          21,578,994
                                            -----------        ----------                         -----------
Income from operations                        3,077,241         1,135,588                           4,212,829
Interest (income) expense, net                 (253,140)          640,249             (11)            387,109
                                            -----------        ----------                         -----------
Income before income taxes                    3,330,381           495,339                           3,825,720
Income tax expense                           (1,362,789)         (205,756)            (12)         (1,568,545)
                                            -----------        ----------                         -----------
Net income                                  $ 1,967,592       $   289,583                          $2,257,175
                                            ===========       ===========                          ==========

Net income per share                        $      0.14                                            $     0.15
                                            ===========                                            ==========

Weighted average number of common shares
   and common share equivalents used in
   computation                               14,227,709                                            14,971,065
                                            ===========                                            ==========


See accompanying notes to unaudited pro forma consolidated financial statements.

              Unaudited Pro Forma Consolidated Financial Statements
                 of Specialty Care Network, Inc. and Subsidiary
              Notes to Pro Forma Consolidated Financial Statements




Pro Forma Consolidated Balance Sheet Adjustments

1. Reflects the fair value allocation of the consideration paid for the tangible assets of the Prior Practices acquired subsequent to June 30, 1997 and of the liabilities assumed pursuant to the terms and conditions of the agreements relating to the acquisitions of such assets (hereinafter referred to as the "Mid-1997 Agreements"). See the following page for a summary of the relevant acquisition activity.

     In addition, the consolidated pro forma balance sheet reflects certain excluded assets and liabilities that are comprised of the following significant items: cash, accounts receivable of Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center ("Park Place"), prepaid expenses, capital lease asset (office building), accrued physician compensation and benefits that were retained by the owners of aforementioned Prior Practices, and all bank indebtedness that was not paid prior to the closing dates of the Acquisition Agreements. Accounts receivable of Prior Practices, other than Park Place, were acquired by the Company under the Acquisition Agreements and are reflected in the consolidated pro forma balance sheet.

                                                                             Plano, Texas
                                                                               Physician    Ortho-Associates,
                                                              Southeastern   Practices and   P.A. d/b/a Park
                                               Orthopaedic      Neurology       Related     Place Therapeutic
                                              Surgergy, Ltd.   Group, P.C.     Entities(1)        Center             Totals
                                               ------------------------------------------------------------------------------
Accounts receivable, net                        $  353,971      $  375,437      $  704,574      $     --           $1,433,982
Property and equipment, net                        130,713         307,247       1,017,103         250,000          1,705,063
                                                ----------      ----------      ----------      ----------         ----------
Assets acquired                                    484,684         682,684       1,721,677         250,000          3,139,045
                                                ----------      ----------      ----------      ----------         ----------

Current portion of capital lease
  obligations                                           --              --          14,337            --               14,337
Accounts payable                                    58,715          66,812          73,217            --              198,744
Accrued expenses                                    46,274          37,838          80,987          50,000            215,099
Accrued payroll,incentive compensation
  and related expenses                               3,726          12,162          19,013            --               34,901
Capital lease obligations, net of current
   portion                                            --              --            62,328            --               62,328
                                                ----------      ----------      ----------      ----------         ----------
Liabilities assumed                                108,715         116,812         249,882          50,000            525,409
                                                ----------      ----------      ----------      ----------         ----------
Adjustments to additional paid-in capital       $  375,969      $  565,872      $1,471,795      $  200,000         $2,613,636
                                                ==========      ==========      ==========      ==========         ==========


(1)  The Plano, Texas physician practices and related entities include:
     Neal C. Small, M.D. & Associates, P.A.
     Neal C. Small, M.D., P.A.
     Alexander I. Glogau, M.D., P.A.
     Associated Arthroscopy Institute, Inc.
     Access Medical Supply, Inc. d/b/a Associated Physical Therapy
     Allied Health Services, P.A. d/b/a Associated Occupational Rehabilitation

2. Reflects the fair value allocation of the consideration paid and liabilities assumed in connection with the Mid-1997 Agreements, including the income tax effects of temporary differences, allocated to the long-term service agreement intangible asset and a corresponding adjustment to additional paid-in capital.

3. Pursuant to the Mid-1997 Agreements, 743,356 shares of the Company's restricted common stock were issued, and the Company paid approximately $25.3 million directly to the former physician stockholders of the Prior Practices and Michael West, who provided administrative services to two of the Prior Practices (Mr. West became an executive officer of the Company after the completion of the relevant affiliation transactions). The Company also issued to the physician stockholders of Park Place warrants to purchase, in the aggregate, 544,681 shares of the Company's restricted common stock at an exercise price of $14.69 per share. Such warrants expire over a three year period ending in July 2000. In connection with its acquisition of substantially all of the net assets of Orthopaedic Surgery, Ltd., the Company granted one physician associated with such practice the right, until June 30, 1998, to require the Company to purchase 74,844 of the 159,643 shares of the Company's restricted common stock issued to the physician as consideration for the acquisition transaction at a purchase price equal to $11.21 per share.

     The pro forma consolidated financial statements reflect (i) a reclassification of $743 from additional paid-in capital to common stock
     (ii) a decrease in cash and cash equivalents of $14,862,223 (iii) an increase in the line of credit of $10,435,833 and (iv) a decrease in additional paid in capital of $25,298,799 for the cash consideration paid to the former physician stockholders of the Prior Practices and Mr. West. The pro forma impact of noncash consideration has been reflected in pro forma adjustments 1 and 2 above.

     Under the terms of its Amended and Restated Revolving Loan and Security Agreement, ("the Credit Agreement") the Company may borrow up to $35 million. The amounts borrowed are renewable for periods beyond June 30, 1998. The Company intends to renew the amount of its pro forma $10,435,833 short-term obligation under this agreement for an uninterrupted period extending beyond one year from June 30, 1997, or to refinance such amounts outstanding thereunder with a equity offering or long-term financing arrangement.

4. Reflects the resulting deferred income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for the net federal and state deferred tax liabilities to be assumed by the Company, pursuant to Section 481 of the Internal Revenue Code of 1986, as amended, based on the underlying cash basis of certain net assets of the Prior Practices acquired under the Mid-1997 Agreements, and the income tax effects of temporary differences related to all identifiable acquisition intangible assets, including service agreements. This pro forma adjustment results in (i) a $28,910 increase in the short-term deferred tax liability,
     (ii) a $8,136,365 increase in the long-term deferred tax liability and
     (iii) a corresponding $8,165,275 reduction in additional paid-in capital. Subsequent to the respective acquisition dates, to the extent that the operations of the aforementioned Prior Practices have been assumed by the Company, those operations will be reflected in the income tax returns of the Company. Subsequent to the affiliation dates (which respectively are the same dates as the acquisition dates), taxable income or loss of each Affiliated Practice will be included in its separate income tax returns.

5. Reflects the incremental costs necessary to effectuate the Mid-1997 Agreements, including brokers' and finders' fees, resulting in a decrease of $148,294 in prepaid expenses for costs paid through June 30, 1997, an increase of $897,170 in accrued expenses and a corresponding reduction in additional paid-in capital of $1,045,464.

Pro Forma Consolidated Statements of Income Adjustments

                                                                                       Year ended        Six months
                                                                                       December 31,     ended June 30,
                                                                                           1996             1997
                                                                                       -------------    --------------
6.   Reflects the following adjustments to net revenue:
     (i)  Recognition of service fee revenue based
          on long-term service agreements                                               $12,693,231      $2,325,091
     (ii) Reimbursement of clinic operating expenses                                     34,385,471       6,629,881
                                                                                         ----------      ----------
                                                                                         47,078,702       8,954,972

     Pursuant to the terms of the Service Agreements, the above fees consist of the following: (i) service fees based on a percentage (the "Service Fee Percentage") ranging from 20% to 50% of the Adjusted Pre-Tax Income of the Affiliated Practices (defined generally as revenue of the Affiliated Practices related to professional services less amounts equal to certain clinic expenses of the Affiliated Practices, not including physician owner compensation or most benefits to physician owners ("Clinic Expenses," as more fully defined in the Service Agreements)) and (ii) amounts equal to Clinic Expenses. Generally, for the first three years following affiliation, the portion of the service fees described under clause (i) is subject to a fixed dollar minimum (the "Base Service Fee"), which was generally determined by applying the respective Service Fee Percentage to Adjusted Pre-Tax Income of each Affiliated Practice for the twelve months prior to affiliation. The aggregate annual Base Service Fee for the Affiliated Practices is approximately $14.2 million. This Base Service Fee was used to calculate the above pro forma service fee revenue adjustment for both periods presented. For the six months ended June 30, 1997, as reflected on a pro forma basis, the aggregate service fees that would be payable based on the Service Fee Percentages of the Affiliated Practices are below the aggregate Base Service Fee by approximately $1.0 million. In addition, with respect to its management (and, in certain instances, ownership) of certain facilities and ancillary services associated with certain of the Affiliated Practices, the Company receives fees based on a percentage of net revenue or pre-tax income related to such facilities and services.

7.   Reflects the following adjustments to clinic expenses:
     (i)  Incremental clinic expenses for the Affiliated Practices that
           affiliated with the Company in 1996                                          $21,192,485     $        --
     (ii) Incremental clinic expenses for the Affiliated Practices
           that affiliated with the Company in 1997                                      13,192,986       6,629,881
                                                                                        -----------      ----------
                                                                                         34,385,471       6,629,881

                                                                                      Year ended         Six months
                                                                                      December 31,      ended June 30,
                                                                                          1996              1997
                                                                                      ------------      ------------
Items 8 through 10 reflect adjustments to general and administrative expenses

8.  Corporate office and officer compensation and fringe benefit expenses              $ 1,851,652       $   261,544
                                                                                       -----------       -----------
                                                                                         1,851,652           261,544
9.    (i) Additional expense for amortization of Service Agreements over
             the forty year life of the underlying agreements                          $   990,233       $   495,117
     (ii) Annualized historical corporate general and administrative
             expenses                                                                    2,040,341           432,842
                                                                                       -----------       -----------
                                                                                         3,030,574           927,959
     Adjustments to historical corporate general and administrative expenses are based upon (i) projected operational requirements, including rent, insurance, travel, recruiting and utilities and (ii) depreciation and amortization based on projected capital asset and corporate financing requirements.

10.  Adjustment to costs to evaluate and acquire physician practices                   $  (526,184)      $        --
                                                                                       -----------       -----------
                                                                                          (526,184)               --

11.  Reflects the following adjustments to interest (income) expense:
     (i)   Elimination of interest expense on convertible debentures                   $   (52,039)      $        --
     (ii)  Incremental interest on borrowings necessary to effectuate the Prior
            Practice acquisitions (assumed rate of borrowing of 7.40% per annum)         1,909,056           270,290
     (iii) Elimination of interest income on cash and cash equivalents                      11,870           369,959
                                                                                       -----------       -----------
                                                                                         1,868,887           640,249

12.  Reflects the following adjustment to the provision for income taxes:
     (i)  Provide for an expected combined federal and state effective income
            tax rate of 41.0%                                                          $(2,224,319)      $ (205,756)
                                                                                       -----------       -----------
                                                                                        (2,224,319)        (205,756)

13. The computation of pro forma net income per share is based upon the weighted average common shares outstanding and common stock equivalents, using the treasury stock method at the $8.00 initial public offering price for any transaction deemed to have transpired before the date of the Company's initial public offering, calculated as follows:

                                                                                    Year Ended          Six Months
                                                                                    December 31,       Ended June 30,
                                                                                       1996                1997
                                                                                   -----------          -----------
       Shares distributed to the stockholders of the Prior Practices                 8,402,471              743,356
       Shares issued to Tallahassee Orthopedic Clinic, Inc. in October 1996            100,000                   --
       Shares converted from debt and accrued interest into common stock by
          debenture holders in November 1996                                         2,020,901                   --
       Common stock equivalents arising from cash paid to certain physician
          stockholders of the Prior Practices                                          192,234                   --
       Common stock equivalents attributable to outstanding stock options              603,960              236,214
       Common stock equivalents attributable to the put rights allocated to a
          former physician stockholder at Orthopaedic Surgery, Ltd.                     30,031                   --
       Weighted average common shares outstanding, exclusive of the impact
          of the above mentioned items                                               1,450,137           13,991,495
                                                                                   ===========          ===========
                                                                                    12,799,734           14,971,065
                                                                                   ===========          ===========

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletins and staff policy, common and common share equivalents issued during the 12-month period prior to the Company's initial public offering at prices below the public offering price are presumed to have been issued in contemplation of the public offering, even if antidilutive, and have been included in the 1996 calculation as if these common and common equivalent shares were outstanding for the entire year ended December 31, 1996.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                SPECIALTY CARE NETWORK, INC.



                                           By: /s/ D. Paul Davis
                                               --------------------------------
                                                D. Paul Davis
                                                Senior Vice President, Finance
                                                (Principal Accounting Officer)

Dated:   September 15, 1997